EXHIBIT 10.1



File No.                  /1998
-------------------------------


                            Share Transfer Agreement
                            ------------------------


Today, the 20th day of May
nineteen hundred and ninety eight

appeared before me

                              Dr. Gerrit Brachvogel
                              ---------------------

notary in Munich
at my office in Elisenstra(beta)e 3, 80335 Munich


1. Mr. Kasimir Arciszewski, born on August 19th, 1950 with his residence Schellingstra(beta)e 78, 80799 Munich identified by his identity card

                              -hereinafter referred to as "the Seller No. 1"-

2. Mr. Hans Meiler, born on August 1st, 1947 with his residence Wastelbauerstra(beta)e 12, 81247 Munich identified by his identity card

                              -hereinafter referred to as "the Seller No. 2"-


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                                                                               2




3.     Mr.

       identified by his identity card

       acting not in his own name, but rather for the company

       BOGEN Communications International, Inc., a corporation incorporated and existing under the laws of the State of Delaware, with its principal office at 50, Spring Street, P.O. Box 575, Ramsey, New Jersey, 07446 USA,

                              -hereinafter referred to as "the Buyer"-

       on the basis of the written authority attached to this document


The Sellers and the Buyer requested the notarization of the following declarations in the English language and declared to be in full command of the English language. After having been advised by the notary public of their right to an interpreter and/or to a written translation of the present notary deed, they waived such rights.

Thereupon, the persons appearing requested that the notary records the following

                            Share Transfer Agreement
                            ------------------------

                            I. Preliminary Statements
                            -------------------------

The Sellers and the Buyer are the sole shareholders of the company SPEECH DESIGN Gesellschaft fur elektronische Sprachverarbeitung mbH, with its legal seat in Germering, entered in the Commercial Register of Munich Local Court under HRB 69353 with a stated capital in the nominal value of DM 1,960,000.--(hereinafter referred to as the "Company").



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                                                                               3


The Seller No. 1 and the Seller No. 2 participate in the stated capital of the company of in total DM 1,960,000,--with several shares as follows:

      Shareholder                           Share in the
                                            nominal value of
      ------------------------------------------------------

      -           Seller No. 1           DM       107,000.--
                                         DM        52,000.--
                                         DM       145,000.--
                                         DM        74,000.--
                                         -------------------
                  in total                                      DM378,000.--

      -           Seller No. 2           DM       107,000.--
                                         DM       145,000.--
                                         -------------------
                  in total                                      DM252,000.--
                                                                ------------
      together                                                  DM630,000.--
                                                                ============

The Seller No. 1 and the Seller No. 2 are the sole managing directors of the Company.

                              II. Purchase and Sale
                              ---------------------

1. The Sellers hereby sell, assign and transfer all their shares in the Company in the nominal value of in total DM 630,000.-- as outlined in section I. above to Buyer, including all ancillary rights. The Buyer purchases and accepts the transfer of said shares for the hereinafter stated purchase price and to the conditions set out in the present agreement.

2. The assignment of shares herewith agreed becomes effective upon receipt of the cash portion of the purchase price and the delivery of the shares of Bogen Stock acquired by the Sellers hereunder to Mr. Dr. Cornelius Gotze, attorney-at-law, Frankfurt/Main as interim escrow agent.


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                                                                               4


3. The profit of the current fiscal year as well as the profit of previous fiscal years which has not been distributed to shareholders shall be exclusively for the account of the Buyer.

4.     The purchase price payable to the Sellers will be

       4.1.   for the Seller No. 1)

              - DM 4,542,000.-- (four million five hundred forty-two thousand Deutsch Marks),

              - 274,800 shares of the common stock of the Buyer in the nominal value of each US$.001 (herein referred to as "shares of Bogen Stock")

       4.2.   for the Seller No. 2)

              -        DM 3,028,000.-- (three million twenty-eight thousand
                        Deutsch Marks),

              -        183,200 shares of Bogen Stock.

       The cash portion of the purchase price is payable in cash upon signature of the present agreement. The shares of Bogen Stock are to be transferred upon signature of the present agreement to Mr. Dr. Cornelius Gotze, attorney-at-law in Frankfurt/Main, until transferred to an independent escrow agent chosen by the Buyer after the parties have entered into an escrow agreement based on the restrictions on the transfer of shares of Bogen Stock set forth in the present agreement and the provisions of
       Schedule 1.12. hereto, such Escrow Agreement not providing further restrictions on the transfer of shares, other than the restrictions provided under the present agreement and the Schedules hereto. The transfer to the Escrow Agent will be executed upon written instruction to Mr. Gotze, such written instruction to be mutually agreed and supplied by the Sellers and the Buyer. The parties agree to enter in such escrow agreement within ten days after the date of signature of the present agreement. The transfer of the shares of Bogen Stock to the Sellers will be carried out according to section III. of this contract and is subject to the restrictions hereunder.


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                                                                               5


                          III. Transfer of Bogen Stock
                          ----------------------------

1. The disposition of the shares of Bogen Stock which constitute a part of the purchase price will be carried out according to the laws of the applicable State of the United States and the US Securities Laws. The Buyer hereby transfers the said shares of Bogen Stock to the Sellers. The rights in the shares of Bogen Stock are embodied by certificates that will be delivered to the Sellers upon signature of the present agreement. The Sellers hereby accept the transfer of the said shares to the conditions set out in the present agreement.

2. The Buyer shall be obliged to have the shares of Bogen Stock transferred hereunder registered at own expenses within their next offering or on demand of one of the Sellers whichever will occur first; provided, however, that the Sellers shall pay for their portion of any underwriting discounts and commissions attributable to the sale of securities. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of restricted securities, as such term is used in the Securities Act of 1933, as amended, to the public without registration, the Buyer agrees to use its best efforts to furnish to the Sellers forthwith upon written request a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents filed with the Securities and Exchange Commission as may be reasonably requested by the Sellers in order to avail itself of any rule or regulation of the Securities and Exchange Commission allowing the sale of certain shares of Bogen Stock without registration.

3. The transfer of the shares of Bogen Stock is subject to the restrictions hereunder and to the restrictions set forth in Schedule 1.12. hereto.


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                                                                               6


       3.1. During a period of twelve months beginning on the date of signature of the present agreement (hereinafter referred to as "Twelve-Month Ban") the Sellers are not entitled to dispose whether by selling, leasing or pledging of the shares of Bogen Stock. After the expiration of the Twelve-Month Ban the Sellers are entitled to dispose of up to but not exceeding 152,000 shares of Bogen Stock. For the remaining 306,000 shares of Bogen Stock the limitation of the right of disposal remains in force for an additional period of twelve months after expiration of the Twelve-Month Ban.

       3.2. The Buyer has issued 3,400,000 warrants to purchase common stock of the Buyer in 1993 (hereinafter referred to as "Warrants"). These Warrants expire at the latest in October 2000, provided that they were not exercised before this date.

              Notwithstanding the foregoing in section 3.1. above the Sellers are free to dispose of up to but not exceeding 92,000 shares of Bogen Stock, when and as far as 80% (eighty percent) of these Warrants have either been exercised or have expired. The amount of shares of Bogen Stock transferable after the expiration of the Twelve-Month Ban is increased accordingly and the amount of shares of Bogen Stock remaining under the limitation provided above is reduced accordingly.

       3.3. All restrictions set out in this section 3. expire effective immediately for one or both Sellers if the respective Seller terminates his Management Contract with the Company for cause, in particular in the event that

              3.3.1. the appointment of the Managing Director as Managing
                     Director of the Company is revoked without cause,

              3.3.2. an additional Managing Director (except of replacement of the other Managing Director to the extent permitted under the Management Contract) or a permanent representative is appointed by the Buyer with the right to instruct the Managing Director in the normal course of business,


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                                                                               7


              3.3.3. the sphere of activities or the power to represent the Company is materially restricted,

              3.3.4. the Buyer sells all or substantially all of the tangible or intangible assets or properties of the Company,

              3.3.5.   the Buyer sells a majority participation in the Company.

       3.4. Each Seller agrees to the placement of a legend on each certificate evidencing the ownership in the shares of Bogen Stock which provides that the transfer of such shares of Bogen Stock is restricted hereunder. Such legend shall be in form and content satisfactory to the Buyer and its counsel, subject to the consent of the Sellers.

       3.5. To secure the compliance with the restrictions hereunder the Sellers agree that the shares of Bogen Stock acquired by the Sellers hereunder will be deposited with an independent escrow agent to be named by the Buyer. All rights of each Seller in the shares, including but not limited to the voting rights, remain unaffected. The rights of the distribution of profits will be delivered into the Escrow Fund to the benefit of each Seller (except such distributions may be applied for the benefit of the Buyer in the event certain set-off rights are applicable).

              As far as the release of the deposited shares under this section
              3.5. does not conflict with the restrictions set forth in Schedule
              1.12. known to and binding upon the Escrow Agent, the Escrow Agent shall release the deposited shares in Bogen Stock to the Sellers as soon as and to the extent that one of the following occurs

              3.5.1. the Escrow Agent receives a common instruction in writing by the Buyer and the respective Sellers to release the shares of Bogen Stock in whole or in part, or

              3.5.2. upon written notice of the respective Seller to the Escrow Agent and limited to the respective number of shares, in the event that the Twelve-Month-Ban or the additional restriction period pursuant to section 3.1. above has expired,


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                                                                               8


              3.5.3. upon written notice of the respective Seller to the Escrow Agent, that the Managing Directors Contract has been terminated for cause according to Section 3.3. above,

              3.5.4. the Escrow Agent is presented a final legal judgment stating that the Buyer is obligated to consent to release of the shares in whole or in part. In particular the Buyer is obligated to consent to the release of the deposited shares in Bogen Stock in the event that the respective Seller is entitled to transfer an additional number of shares of Bogen Stock within the Twelve-Month-Ban or the additional limited period according to section 3.2.

4. As long as the Sellers own together not less than 300,000 shares of Bogen Stock as adjusted for stock splits, stock dividends, reorganizations and the like, the Sellers are entitled to nominate one director to the Board of Directors of the Buyer. The Buyer will make all declarations that might be necessary to grant the right above to the Sellers.

       According to the internal arrangement between the Sellers the first director nominated by the Sellers shall be the Seller No. 1.

                       IV. Warranties and Representations
                       ----------------------------------

1. Each Seller warrants to the exclusion of all further liability for whatever legal reason, respectively, that

        1.1.    that the statements set out in section I. above are correct,


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                                                                               9


        1.2. the Company is a Gesellschaft mit beschrankter Haftung duly organized, validly existing and in good standing under the German Laws and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted,

        1.3.    the Company has at present only the following subsidiaries:
                SATELCO AG, Switzerland, SPEECH DESIGN U.K. Ltd., United Kingdom, SPEECH DESIGN ISRAEL, Ltd., Israel. To the best knowledge of the Sellers and as verified by the Company's auditors the subsidiaries are duly organized, validly existing and in good standing under the respective laws and have the corporate power and lawful authority to own, lease and operate their assets, properties and carry on their business as currently conducted.

        1.4. the respective Seller has the full legal right and power and all authority and approval required to enter into, execute and deliver the present agreement and to perform fully his obligations hereunder, which shall be a valid and legally binding agreement,

        1.5. As of the date of signature of the present agreement, each Seller owns the number of shares in the company as is the sum of the numbers and with a nominal value as is set forth in section I Preliminary statements and the capital contributions in connection with these shares are fully paid. Such shares are owned by each Seller free and clear of all liens and other restrictions. The transfer of the shares in the Company pursuant to the terms of the present agreement shall vest in the Buyer full legal and beneficial title to such shares free and clear of all liens and other restrictions. The shares of each Seller transferred hereunder are all of the shares held by the respective Seller. To the best knowledge of the Sellers the remaining shares in the share capital which were not transferred hereunder are owned by the Buyer, assuming that no agreement on the transfer of shares between the Buyer and a third party exists.


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                                                                              10


       1.7.   Financial statements
              --------------------

              1.7.1. The unaudited March 31, 1998 financial statements as enclosed as Schedule 1.7.1. have been prepared from the books and records of the Company and its subsidiaries in accordance with the applicable laws and generally accepted accounting principles, applied on a consistent basis. To the best of the Sellers' knowledge the March 31, 1998 financial statements present fairly the financial condition of the Company and its subsidiaries.

              1.7.2. The accounts receivable of the Company and its subsidiaries as set forth on the March 31, 1998 financial statements or arising thereafter are valid and genuine, have arisen solely out of bona fide sales and performance of services or other business transactions in the ordinary course of business consistent with past practice and are not subject to valid defenses, set-offs or counterclaims, and to the best knowledge of the Sellers, are collectible in the ordinary course of business.

              1.7.3. The accounts payable of the Company and its subsidiaries as set forth on the March 31, 1998 financial statements or arising thereafter are valid and genuine.

              1.7.4. All inventory of the Company and its subsidiaries reflected on the March 31, 1998 financial statements or acquired thereafter, was acquired and has been maintained in the ordinary course of the business consistent with past practice and is of good and merchantable quality (subject to the recorded reserve for obsolescence).

              1.7.5. All material liabilities and obligations of the Company and its subsidiaries, whether absolute or accrued, which existed at the date of the March 31, 1998 financial statements have been disclosed in the balance sheets included in the Financial Statements to the extent such liabilities were required to be disclosed under the applicable laws.

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                                                                              11




       1.8.   Taxes
              -----

              To the best knowledge of each Seller,

              1.8.1. the Company and its subsidiaries have each timely filed all returns required to be filed by it with respect to all taxes and paid all taxes required to be paid by it, or have had such taxes paid on its behalf;

              1.8.2. all taxes that are required to be collected or withheld by the Company or its subsidiaries have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted by the Company or its subsidiaries,

              1.8.3. the accruals for taxes in the March 31, 1998 financial statements are adequate to the amount of all unpaid liability for taxes, with the exception of the tax liabilities disclosed in Schedule 1.8.3. hereto,

              1.8.4. there is no challenge, dispute or current audit regarding taxes by governmental authorities.

       1.9. Loans. Neither the Company nor any of its subsidiaries is in default under any loan. No loan agreement of the Company contains a provision on the termination of the loan agreement as a result of the transaction contemplated hereby.

       1.10. Property. The Company does not own real property. All personal property included on the March 31, 1998 financial statements is held by the Company and, to the best knowledge of the Sellers, by its subsidiaries and is free and clear of all liens and other encumbrances, except for immaterial assets.


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                                                                              12


       1.11.  Contracts. All existing Bank contracts are enclosed in Schedule
              1.11. hereto. Other material contracts are, to the best knowledge of the Sellers, in full force and enforceable in accordance with their terms and, to the best knowledge of the Sellers, neither the Company nor any other party hereto has breached any material provision of such contract. No Bank contract and, to the best knowledge of the Sellers, no other material contract contains a provision on the termination of such contract by reason of the transactions contemplated under the present agreement and no party's consent to such transactions is required.

       1.12. Litigation and Claims. The Sellers have no knowledge of pending or threatening litigation, arbitration, government action or audit, with the exception of the issues stated in Schedule 1.12. hereto and with the exception of litigation relating to the collection of accounts receivable in the normal course of business. There is presently no outstanding judgment of any court of justice, court of arbitration or governmental authority against the Company affecting the company or its assets.

       1.13. Insurances. To the best knowledge of the Sellers there have been no changes in insurance policies since December 31, 1997 and the Company has received no notice that it is in default with respect to any provision of any such policies.

       1.14. Employment Matters. Listed on Schedule 1.14. hereto are all contracts of the Company and its subsidiaries regarding employment of an employee who earned more than US$ 100,000. The Company does not provide any Pension or retirement stock option, severance, life, health, medical or disability benefits other than benefits required under and provided in compliance with applicable law. No strikes or significant slow downs, work stoppages or other similar labor actions by any group of employees of the Company or any of its subsidiaries have occurred or have been threatened.

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                                                                              13




       1.15. Absence of certain changes. Since March 31, 1998 no material adverse changes of the financial situation of the Company or its subsidiaries presented by the March 31, 1998 financial statements have occurred, with exception for such changes caused by the proper and customary business or disclosed herein or in other filings or releases made after the date thereof. Since December 31, 1997, the Company has conducted the business only in the ordinary and usual course in accordance with past practices, in particular there have occurred

              1.15.1. no increases in the salaries or other compensation or fringe benefits or any advance or loan to officers, directors, employees or shareholders of the Company or its subsidiaries (except normal merit increases made in the ordinary course of business and consistent with the past practice),

              1.15.2. no material adverse change or threat of such change in the Company's relations with suppliers or customers, with the exclusion of such threatening changes disclosed in Schedule 1.14.2. hereto,

              1.15.3. no write-offs as uncollectible of any accounts receivable of the Company or write-downs of the value of any assets, other than immaterial amounts or in the ordinary course of business consistent with the past practice.

2. The Buyer warrants to the exclusion of all further liability for whatever legal reason, that

        2.1. the Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted,

        2.2. the Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver the present agreement and to perform fully his obligations hereunder,


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                                                                              14



        2.3. the Buyer has an authorized capital stock consisting of Preferred Stock and of 50,000,000 shares of common stock (herein referred to as "Bogen Stock").

        2.4. the Buyer is fully authorized to issue the 458,000 shares of Bogen Stock to the Sellers,

        2.5. the shares of Bogen Stock to be issued in connection with this transaction have been duly authorized by the Buyer and, when delivered in accordance with this agreement shall be validly issued and fully paid and nonassessable and the Sellers will receive 458,000 shares of Bogen Stock free and clear of any lien, option or other encumbrances, other than the restrictions on transferability imposed by the applicable securities laws on any transfer of shares of common stock of any corporation quoted on the stock exchange or the restrictions set forth in the present agreement or the Escrow Agreement to be entered into between the parties hereto, such Escrow Agreement not providing further restrictions on the transfer of shares, others than the restrictions provided under the present agreement and the Schedules hereto.

       2.6. all contingently necessary consents and agreements necessary for the nomination of the person named by the Sellers to be nominated as a member of the Board of Directors are at the disposal of the Buyer's management or directors.

       2.7. to the best knowledge of the Buyer, its 1997 Annual Report on Form 10-K as delivered to the Sellers did not contain any untrue statement of material fact, or fail to state any material fact required to be stated herein or necessary to make the statements made therein not materially misleading as of the date thereof. Since such date no material adverse changes of such financial situation has occurred, with exception for such changes caused by the proper and customary business or disclosed in other filings (including the form 10-Q for the quarter ended March 31, 1998) or releases made after the date thereof.


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                                                                              15


3. Apart from these warranties, no other warranties or liabilities whether factual or legal are given by the parties. The parties have such knowledge and experience in financial and business matters that they are able of evaluating the merits and risks of the transactions contemplated hereunder.

4. The Sellers shall jointly indemnify and hold harmless the Buyer from any losses or damages arising out of or due to a breach of any representation or warranty contained in this agreement up to but not exceeding one third of the indemnifiable losses and damages.

5. The Buyer shall indemnify and hold harmless each Seller from any losses or damages arising out of or due to a breach of any representation or warranty contained in this agreement.

6. No party shall be liable to any other party for indemnification of any losses under section 4. or section 5. above unless such indemnifiable loss or damage in the individual case exceeds DM 75,000.--(seventy-five thousand Deutsch Marks) or unless and until the aggregate amount of all such indemnifiable losses or damages exceeds DM 300,000.--(three hundred thousand Deutsch Marks) in which event, the indemnification of the respective party shall apply to the aggregate amount of all such losses and damages.

7. Any action or claims arising under this section IV. shall be statute-barred two years after the signature of the present agreement. Notwithstanding the foregoing any claim arising out of any breach or inaccuracy of any representation or warranty made by any Seller under
       Section 1.7. Financial statements shall be statute-barred at the latest 60 days after the audited financial statements of the Company for the fiscal year 1998 have been finalized.

8. The Sellers hereby accept the provisions of this section 8. as far as required by the U.S. securities laws relating to private placement of securities:

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                                                                              16


       8.1. Accredited Investor Status. Each of the Sellers has received a copy of the 1997 Annual Report on Form 10-K of the Buyer and has had an opportunity to review the document and ask questions regarding such document, the Buyer and its business plans and prospects of the officers and management employees of the Buyer. Each seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated hereby and his acquisition of shares of Bogen Stock in connection therewith. Each Seller confirms that the Buyer has made available to him the opportunity to ask questions of the officers and management employees of the Buyer and to acquire additional information about the business and financial condition of the Buyer. Each Seller is financially able to bear the economic risk of an investment in such shares of Bogen Stock and has no need for liquidity in this investment. Furthermore, the financial capacity of each Seller is of such a proportion that the total costs of each Seller's investment in the shares of Bogen Stock is not material when compared with such Seller's total financial capacity. Each Seller is an "accredited investor" as defined in Rule 501.

       8.2. Acquisition of Bogen Stock for Investment. Each Seller is acquiring the shares of Bogen Stock to be acquired by him for his own account, for investment and not with a view toward of for sale in connection with any distribution thereof in violation of any federal or state securities or "blue sky" laws. Each Seller acknowledges and agrees that any shares of Bogen Stock to be delivered in connection herewith will not have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") or any United States state securities laws and are being sold hereunder without registration pursuant to a claimed exemption under the provisions of the Securities Act which depends, in part, upon his investment intention. Accordingly, each Seller acknowledges and agrees that he must bear the economic risk of an investment in the Buyer for an indefinite period of time. Each Seller acknowledges and agrees that his shares of Bogen Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable. Each Seller acknowledges that he is the position of the Securities and Exchange Commission (the "SEC") that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that the market develops, or for any other fixed period. Each Seller acknowledges and agrees that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Buyer and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

              Each Seller understands and acknowledges that the shares of Bogen Stock are being offered and sold pursuant to an exemption from registration under the Securities Act that depends on the representations made by each Seller in this Agreement and that the Buyer is relying on such representations as an condition precedent to its issuing the Bogen Stock to each Seller. Each Seller acknowledges and agrees that Rule 144 requires, among other conditions, a one-year holding period prior to the resale (in limited amounts and only pursuant to the terms and conditions of Rule 144) of securities acquired in a non public offering without having to satisfy the registration requirements of the Securities Act. Each Seller acknowledges and agrees that the Buyer may, if it desires, permit the transfer of the shares of Bogen Stock out of his name only when his request for transfer is accompanied by any opinion of counsel, in form and content satisfactory to the Buyer and its counsel, that the sale or the proposed transfer complies with an applicable exemption from the registration requirements of the Securities Act, together with such other documentation as counsel for the Buyer may in its sole discretion require as a condition precedent in order to make a determination that the proposed sale of transfer will not be a violation of the Securities Act or any applicable state "blue sky" laws (collectively, the "Securities Law") and consents to such restrictions.


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                                                                              18


                            V. Non-Competition Clause
                            -------------------------

1. During a period of five years upon signature of the present agreement (hereinafter referred to as "Non-Competition Period") each of the Sellers shall not whether directly or indirectly

       1.1. hire, solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Buyer or any of its affiliates, or

       1.2. hire, solicit or encourage any consultant under contract with the Company or any of its affiliates to cease to work with the Company or any of its affiliates, or

       1.3. actively engage in competing business transactions, by way of employment or self-employment, occasionally or commercially, or own an interest in any such business as a partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity, other than owning shares of the Company or shareholders of the Company or less than 1% of the outstanding stock of any publicly traded company.

              Competing business transactions in terms of section 1.3. shall be considered the development, production and/or distribution of supplementary electronical equipment for telephone facilities and/or services, such as PABX peripherals and unified messaging systems, including, without limitation, any voicemail via voice or e-mail, computer telephony integration and the like. The geographic scope of application is limited to Europe.

2. During the Non-Competition Period as defined above no additional compensation for the abstention from acts of competition is to be paid to the Sellers, such contingent compensations to be regarded as fully compensated by the purchase price.


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                                                                              19


                VI. Company Consents, Waiver of Preemption Rights
                -------------------------------------------------

1. The Buyer and the Sellers are the sole shareholders of the Company. The Buyer and the Sellers herewith grant the consent to the assignment of all shares owned by the Sellers to the Buyer hereunder.

2. The Sellers herewith waive all preemption rights in the shares of the Company according to section 12. of the company statutes of Speech Design Gesellschaft fur elektronische Sprachverarbeitung mbH and all options rights granted in the Transfer and Option agreement dated August 21, 1995 (Notary deed No. 204/1995 of notary Eckart Wilcke, Frankfurt am Main) and the amendment hereto dated July 28, 1997 (Notary deed No. 2136K/1997 of notary Franz Kelch, Munich) for the sale of the shares in the Company to the Buyer hereunder.

                             VII. Close Cooperation
                             ----------------------

1. The parties herewith agree to cooperate closely. Namely the Buyer agrees to consult the Sellers in all matters relating the international expansion of the business of the Company, as long as the respective Seller is a Managing Director of the Company.

2. The parties agree, that all notices to third parties and all other publicity concerning the transactions contemplated by this agreement shall be agreed between them before the initial release. This provision does not apply to announcements or filings necessary under applicable securities laws. The Buyer will inform the Sellers on all such announcements or filings by the way of providing a copy thereof.

                            VIII. General Provisions
                            ------------------------

1. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing by registered mail or telefax to the address of the addressee first above stated or such other address as the party in question may have substituted therefor by notice in accordance with this provision.

2. There are no subsidiary verbal agreements in respect to the subject matter contained herein. The present agreement may be amended only by notary deed.

3. This agreement, including all obligations arising out of warranties and representations given hereunder, shall be governed by the laws of the Federal Republic of Germany, except as otherwise provided in this agreement. As provided in section III. hereunder the disposition of the shares in Bogen Stock is carried out according to the Laws of the State of Delaware and the applicable US security laws. The Munich Law Courts shall have exclusive jurisdiction.

4. Should any provision of the present agreement be or become invalid, this shall not affect the validity of the remaining provisions. The parties shall replace the invalid provision by mutual agreement by a regulation which comes closest to the economic purpose of the invalid provision. The same shall apply in the event that this agreement is incomplete. This provision applies also if the invalidity or unenforceability of a provision is due to the extent of a time limit or period or of a geographic area. In this case the legally permitted time limit or period or geographic area shall be applicable.

                           IX. Costs, executed copies
                           --------------------------

1. Each party agrees to bear the fees and costs of all agents, consultants, brokers and lawyers employed by it in connection with the transactions contemplated by this agreement. The costs of this notary deed shall be borne by the Buyer.

2.     This notary deed is made

       -      in triplicate                 -        for the Buyer (1)
                                            -        for the Seller No. 1 (1)
                                            -        for the Seller No. 2 (1)

       -      with certified copies         -        for the Company (1)
                                            -        for Mr. RA/WP/StB Walter
                                                      L. Grosse (1)

The notary instructed the appeared persons, that

       - in case of a transfer of shares in a GmbH a party will be recognized by the company as the transferee and shareholder only if his or her acquisition has been notified to the company together with the submission of evidence of the transfer,

       - that the transferee is bound by acts taken before such notification by the company vis-a-vis seller or by the seller vis-a-vis the company with respect to the shareholding relationship,

       - that the transferee is together with the seller liable for contributions on the shares which are still outstanding at the time of such notification.




The notary is asked to notify to the Company the acquisition of the shares by the Buyer according to ss.16 GmbHG by means of submitting a certified copy of this notary deed.